CORRECTING and REPLACING ServiceSource Reports Fourth Quarter and
Full-Year 2017 Financial Results
Strong Q4 with Outperformance on All Key Financial Metrics
Record Year for New Logo Wins

CORRECTION...by ServiceSource International, Inc.

Under the 2018 Outlook section, 8th bullet should read: GAAP loss per share of $0.20 to $0.24; non-GAAP net income per share of $0.09 to $0.11 (instead of GAAP loss per share of $0.20 to $0.24; non-GAAP loss per share of $0.09 to $0.11).

The corrected release reads:
ServiceSource Reports Fourth Quarter and Full-Year 2017 Financial Results
Strong Q4 with Outperformance on All Key Financial Metrics
Record Year for New Logo Wins

DENVER, February 12, 2018 - ServiceSource (NASDAQ: SREV), a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, today announced financial results for the three months and year ended December 31, 2017.

“With a strong finish to 2017, ServiceSource has reached an inflection point and is positioned well to return to growth in 2018,” said Christopher M. Carrington, CEO of ServiceSource. “On the financial side, we turned in sequential revenue growth of 13.6% and achieved the highest Adjusted EBITDA in the history of the company. On the sales front, we wrapped up another impressive year by signing seven new logos in the quarter and 15 for the year, while also earning long-term contract extensions from two of our top-five clients. I continue to be pleased with the positive response we are receiving for our market-leading solution set of inside sales, customer success and revenue retention. Our transformation is moving forward and we continue to gain momentum in the marketplace as the go-to partner to help our clients grow closer to their customers, achieve faster revenue growth and drive higher customer lifetime value.”

Key Financial Results – Fourth Quarter 2017

•	GAAP revenue for Q4 2017 was $66.0 million, compared with $68.7 million reported for Q4 2016.

•	GAAP net income for Q4 2017 was $0.1 million or $0.00 per diluted share, compared with GAAP net loss of $8.5 million or $0.10 per diluted share reported for Q4 2016.

•	Non-GAAP net income for Q4 2017 was $5.1 million or $0.06 per diluted share, compared with $1.7 million or $0.02 per diluted share reported for Q4 2016.

•	Adjusted EBITDA for Q4 2017 was income of $10.3 million, compared with income of $5.7 million reported for Q4 2016.

Key Financial Results – Full-Year 2017

•	For the year ended December 31, 2017, GAAP revenue was $239.1 million, compared with $252.9 million reported for the year ended December 31, 2016.

•	GAAP net loss for the year ended December 31, 2017 was $29.8 million or $0.33 per diluted share, compared with $32.1 million or $0.37 per diluted share reported for the year ended December 31, 2016.

•
Non-GAAP net income for the year ended December 31, 2017 was $7.0 million or $0.08 per diluted share, compared with $3.6 million or $0.04 per diluted share reported for the year ended December 31, 2016.

•	Adjusted EBITDA for the year ended December 31, 2017 was income of $19.9 million, compared with income of $12.9 million reported for the year ended December 31, 2016.

A reconciliation of GAAP to non-GAAP financial measures is provided following the consolidated financial statement tables contained within this press release.

2018 Outlook
For Q1 2018, ServiceSource is providing the following guidance:

•	Revenue of $53.5 million to $55.5 million

•	GAAP loss per share of $0.13 to $0.15; non-GAAP loss per share of $0.01 to $0.03

•	Adjusted EBITDA of negative $1.50 million to positive $0.50 million

For fiscal 2018, ServiceSource is providing the following guidance:

•	Revenue of $243.0 million to $246.0 million

•	GAAP gross margin of 34.0% to 35.0%; non-GAAP gross margin of 36.5% to 37.5%

•	GAAP operating expenses of $92.1 million to $95.1 million; non-GAAP operating expenses of $78.0 million to $80.0 million

•	GAAP net loss of $18.8 million to $21.8 million; non-GAAP net income of $8.0 million to $10.0 million

•	GAAP loss per share of $0.20 to $0.24; non-GAAP income per share of $0.09 to $0.11

•	Adjusted EBITDA of $19.0 million to $22.0 million

Please see the fourth quarter 2017 Earnings Call Deck on the Events and Presentations section of the Investor Relations website (http://ir.servicesource.com/events) for a reconciliation between GAAP and non-GAAP measures in our guidance.

Quarterly Conference Call
ServiceSource will discuss its fourth quarter 2017 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 1673589. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events and Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our go-forward model will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue, opportunity under management, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource International, Inc. (NASDAQ:SREV) helps the world’s leading brands grow closer to their customers. As a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, ServiceSource expands customer lifetime value by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by global market leaders in the cloud/XaaS, software, technology hardware, medical device & diagnostic equipment and industrial IoT sectors, ServiceSource sells, manages or renews $9+ billion of revenue annually on behalf of its clients. Leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals speaking 45 languages, only ServiceSource brings to market over 15 years of expertise and the ability to drive recurring revenue growth to more than 170 countries. To learn more, visit http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2017	2016	2017	2016
Net revenue	$66,024	$68,654	$239,127	$252,887
Cost of revenue(1)	41,980	42,502	163,709	165,069
Gross profit	24,044	26,152	75,418	87,818
Operating expenses:
Sales and marketing(1)	8,211	11,345	33,001	41,972
Research and development(1)	1,195	2,212	5,729	8,344
General and administrative(1)	13,058	14,763	53,087	52,995
Restructuring and other(1)	1,049	—	7,308	—
Total operating expenses	23,513	28,320	99,125	103,311
Income (loss) from operations	531	(2,168)	(23,707)	(15,493)
Interest expense and other, net	(2,331)	(3,204)	(9,886)	(8,704)
Impairment loss on cost basis equity investment	—	(2,200)	—	(4,500)
Gain on sale of cost basis equity investment	—	—	2,100	—
Loss before income taxes	(1,800)	(7,572)	(31,493)	(28,697)
Provision for income tax benefit (expense)	1,874	(924)	1,647	(3,429)
Net income (loss)	$74	$(8,496)	$(29,846)	$(32,126)
Net income (loss) per share, basic and diluted	$0.00	$(0.10)	$(0.33)	$(0.37)
Weighted average common shares outstanding, basic and diluted	90,205	87,481	89,234	86,318

(1) Reported amounts includes stock-based compensation expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cost of revenue	$367	$338	$1,335	$1,484
Sales and marketing	940	852	3,774	3,004
Research and development	42	138	149	586
General and administrative	1,938	1,983	8,425	5,678
Restructuring and other	—	—	352	—
Total stock-based compensation	$3,287	$3,311	$14,035	$10,752
*Quarterly amounts may not total to annual amounts due to rounding.

ServiceSource International, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$51,389	$47,692
Short-term investments	137,181	137,881
Accounts receivable, net	56,516	63,289
Prepaid expenses and other	6,112	7,607
Total current assets	251,198	256,469
Property and equipment, net	34,119	38,180
Deferred income taxes, net of current portion	70	64
Goodwill and intangible assets, net	6,419	7,932
Other assets	3,566	3,445
Total assets	$295,372	$306,090

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,574	$1,916
Accrued taxes	651	1,388
Accrued compensation and benefits	19,257	21,579
Convertible notes, net	144,167	—
Deferred revenue	1,282	4,152
Accrued expenses	6,625	5,891
Other current liabilities	2,104	2,958
Total current liabilities	178,660	37,884
Convertible notes, net	—	134,775
Other long-term liabilities	4,603	6,495
Total liabilities	183,263	179,154
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	359,347	344,521
Accumulated deficit	(246,207)	(216,361)
Accumulated other comprehensive loss	(598)	(791)
Total stockholders’ equity	112,109	126,936
Total liabilities and stockholders’ equity	$295,372	$306,090

ServiceSource International, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve Months Ended
	December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(29,846)	$(32,126)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,588	16,052
Amortization of debt discount and issuance costs	9,392	8,724
Amortization of premium on short-term investments	(12)	1,091
Deferred income taxes	(1,999)	1,924
Stock-based compensation	13,683	10,752
Restructuring and other	3,063	—
Impairment loss on cost basis equity investment	—	4,500
Gain on sale of cost basis equity investment	(2,100)	—
Other	184	—
Changes in operating assets and liabilities:
Accounts receivable, net	9,060	(7,156)
Deferred revenue	(2,872)	(1,589)
Prepaid expenses and other	1,670	(673)
Accounts payable	2,487	872
Accrued taxes	(762)	269
Accrued compensation and benefits	(2,940)	(119)
Accrued expenses	(972)	1,182
Other liabilities	(827)	749
Net cash provided by operating activities	19,797	4,452
Cash flows from investing activities:
Acquisition of property and equipment	(17,110)	(26,337)
Proceeds from sale of cost basis equity investment	2,100	—
Purchases of short-term investments	(56,626)	(102,130)
Sales of short-term investments	53,315	98,028
Maturities of short-term investments	3,506	1,525
Net cash used in investing activities	(14,815)	(28,914)
Cash flows from financing activities:
Repayment on capital lease obligations	(71)	(131)
Repurchase of common stock	—	(8,921)
Proceeds from issuance of common stock	1,062	10,866
Minimum tax withholding on restricted stock unit releases	(775)	(877)
Net cash provided by financing activities	216	937
Net increase (decrease) in cash and cash equivalents	5,198	(23,525)
Effect of exchange rate changes on cash and cash equivalents	(1,501)	(1,117)
Cash and cash equivalents, beginning of period	47,692	72,334
Cash and cash equivalents, end of period	$51,389	$47,692

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income, net income per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, restructuring and other related costs, litigation reserve, gain on sale of cost basis equity investment, impairment loss on cost basis equity investment, non-cash interest expense and applying an income tax rate of 40% on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense and other income/(expense), and income tax benefit (expense). Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, restructuring and other related costs, litigation reserve, gain on sale of cost basis equity investment and impairment loss on cost basis equity investment. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes the impact of the Company's capital structure from operating results.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2017	2016	2017	2016
Net revenue
GAAP net revenue		$66,024	$68,654	$239,127	$252,887
Non-GAAP net revenue		$66,024	$68,654	$239,127	$252,887

Gross profit
GAAP gross profit		$24,044	$26,152	$75,418	$87,818
Non-GAAP adjustments:
Stock-based compensation	(A)	367	338	1,335	1,484
Amortization of internally-developed software	(B)	2,934	2,076	11,931	6,943
Amortization of purchased intangible assets	(C)	246	247	988	988
Non-GAAP gross profit		$27,591	$28,813	$89,672	$97,233

Gross profit %
GAAP gross profit		36.4%	38.1%	31.5%	34.7%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.6%	0.5%	0.6%	0.6%
Amortization of internally-developed software	(B)	4.4%	3.0%	5.0%	2.7%
Amortization of purchased intangible assets	(C)	0.4%	0.4%	0.4%	0.4%
Non-GAAP gross profit		41.8%	42.0%	37.5%	38.4%
Certain totals do not add due to rounding
Operating expenses:
GAAP operating expenses		$23,513	$28,320	$99,125	$103,311
Stock-based compensation	(A)	(2,921)	(2,973)	(12,348)	(9,268)
Amortization of internally-developed software	(B)	(216)	(242)	(1,367)	(691)
Amortization of purchased intangible assets	(C)	(131)	(131)	(525)	(525)
Restructuring and other	(D)	(1,049)	—	(7,308)	—
Litigation reserve	(E)	—	—	—	(1,500)
Non-GAAP operating expenses		$19,196	$24,974	$77,577	$91,327

Net income (loss)
GAAP net income (loss)		$74	$(8,496)	$(29,846)	$(32,126)
Non-GAAP adjustments:
Stock-based compensation	(A)	3,287	3,311	13,683	10,752
Amortization of internally-developed software	(B)	3,149	2,317	13,298	7,634
Amortization of purchased intangible assets	(C)	378	378	1,512	1,513
Restructuring and other	(D)	1,049	—	7,308	—
Litigation reserve	(E)	—	—	—	1,500
Impairment loss on cost basis equity investment	(F)	—	2,200	—	4,500
Gain on sale of cost basis equity investment	(F)	—	—	(2,100)	—
Non-cash interest expense	(G)	2,441	2,260	9,392	8,724
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	(5,276)	(234)	(6,286)	1,059
Non-GAAP net income		$5,102	$1,736	$6,961	$3,556

Diluted net income (loss) per share
GAAP net income (loss) per share		$0.00	$(0.10)	$(0.33)	$(0.37)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.04	0.04	0.15	0.12
Amortization of internally-developed software	(B)	0.03	0.03	0.15	0.09
Amortization of purchased intangible assets	(C)	0.00	0.00	0.02	0.02
Restructuring and other	(D)	0.01	0.00	0.08	0.00
Litigation reserve	(E)	0.00	0.00	0.00	0.02
Impairment of cost basis equity investment	(F)	0.00	0.03	0.00	0.05
Gain on sale of cost basis equity investment	(F)	0.00	0.00	(0.02)	0.00
Non-cash interest expense	(G)	0.03	0.03	0.11	0.10
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	(0.06)	0.00	(0.07)	0.01
Non-GAAP diluted net income per share		$0.06	$0.02	$0.08	$0.04
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		90,205	87,481	89,234	86,318

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and therefore are properly determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(D) Restructuring and other. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of stock-based compensation related to the accelerated vesting of certain equity awards, employees' severance payments, related employee benefits, related legal fees, asset impairment charges and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.

(E) Litigation reserve. The Company records a contingent liability when it is probably that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. As of December 31, 2017 and 2016, the Company accrued a $1.5 million reserve relating to our potential liability for currently pending disputes. These reserves are non-recurring in nature charges that are not indicative of our core operating performance.

(F) Gain on sale of cost basis equity investment and Impairment loss on cost basis equity investment. In 2013 we made an equity investment in a private company for $4.5 million. Based on unfavorable growth trends and declining financial performance of this private company, the Company determined that its investment was fully impaired and recorded a $4.5 million impairment charge during the year ended December 31, 2016. During the year ended December 31, 2017, the Company sold this investment for $2.1 million in cash and recorded the proceeds as a gain.

(G) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(H) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F and G noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$74	$(8,496)	$(29,846)	$(32,126)
Provision for income tax (benefit) expense	(1,874)	924	(1,647)	3,429
Interest expense and other, net	2,331	3,204	9,886	8,704
Depreciation and amortization	5,469	4,529	22,588	16,165
EBITDA	6,000	161	981	(3,828)
Stock-based compensation	3,287	3,311	13,683	10,752
Litigation reserve	—	—	—	1,500
Impairment loss on cost basis equity investment	—	2,200	—	4,500
Gain on sale of cost basis equity investment	—	—	(2,100)	—
Restructuring and other	1,049	—	7,308	—
Adjusted EBITDA	$10,336	$5,672	$19,872	$12,924

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
ebylin@servicesource.com